     As filed with the Securities and Exchange Commission on June 12, 1995
                                                       REGISTRATION NO. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                            JOHN H. HARLAND COMPANY
              (Exact Name of Registrant as Specified in Charter)
            GEORGIA                                            58-0278260
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)
                                2939 MILLER ROAD
                             DECATUR, GEORGIA 30035
                                 (404) 981-9460
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              JOHN H. HARLAND COMPANY EMPLOYEE STOCK PURCHASE PLAN
           JOHN H. HARLAND COMPANY 1981 INCENTIVE STOCK OPTION PLAN,
                                  AS EXTENDED
                           (Full title of the Plans)

                               ROBERT R. WOODSON
                       CHAIRMAN, CHIEF EXECUTIVE OFFICER
                                 AND PRESIDENT
                            JOHN H. HARLAND COMPANY
                                2939 MILLER ROAD
                             DECATUR, GEORGIA 30035
                                 (404) 981-9460
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            RANDOLPH C. COLEY, ESQ.
                                KING & SPALDING
                              191 PEACHTREE STREET
                            ATLANTA, GEORGIA  30303
                                 (404) 572-4600

                              ------------------

                        CALCULATION OF REGISTRATION FEE


- ------------------------------------------------------------------------------------------------------------------------
     Title of Each                                         Proposed                   Proposed
        Class of                      Amount               Maximum                     Maximum              Amount of
     Securities to                   to be              Offering Price                Aggregate             Registration
     be Registered                   Registered          Per Share(1)              Offering Price(1)        Fee
- ------------------------------------------------------------------------------------------------------------------------
        Common Stock,                1,500,000            $23.125                    $34,687,500              $11,962
        par value $1.00
- ------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low reported sales price of the Registrant's Common Stock on the New York Stock Exchange on June 7, 1995.

                                    PART II


     This Registration Statement on Form S-8 relates to (i) an additional seven hundred fifty thousand (750,000) shares of common stock, par value $1.00 (the "Common Stock"), of John H. Harland Company (the "Company") to be issued to employees of the Company and certain subsidiaries pursuant to the John H. Harland Company 1981 Incentive Stock Option Plan, as Extended and (ii) an additional seven hundred fifty thousand (750,000) shares of Common Stock to be issued to employees of the Company and certain subsidiaries pursuant to the John H. Harland Company Employee Stock Purchase Plan.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration
Statement:

          1. The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994;

          2. All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994; and

          3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 28, 1970, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Inapplicable

Item 5.   Interest of Named Experts and Counsel.

          Inapplicable.

Item 6.   Indemnification of Directors and Officers

          Article 8, Part 5 of the Georgia Business Corporation Code, Article XI of the Company's Restated Articles of Incorporation, as amended, as well as
Article VI of the Company's Amended and Restated Bylaws provide for the indemnification by the Company of, and advancement of expenses to, its directors, officers, employees and agents.

Statutory Authority

          14-2-850.  PART DEFINITIONS.

          As used in this part, the term:

          (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

          (3)  "Expenses" include attorneys' fees.

          (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (5) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (6) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

          14-2-851. AUTHORITY TO INDEMNIFY.

          (a) Except as provided in subsections (d) and (e) of this Code section, a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a) of this Code section.

          (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct set forth in subsection (a) of this Code section.

          (d) A corporation may not indemnify a director under this Code section:

                    (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                    (2) In connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

          (e) Indemnification permitted under this Code section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

          14-2-852. MANDATORY INDEMNIFICATION.

          Unless limited by its articles of incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

          14-2-853. ADVANCE FOR EXPENSES.

          (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

               (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Code
                    Section 14-2-851; and

               (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this part.

          (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

          14-2-854. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.

          Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advances for expenses if it determines:

               (1) The director is entitled to mandatory indemnification under Code Section 14-2-852, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification;

               (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection (a) of Code Section 14-2-851 or was adjudged liable as described in subsection (d) of Code
                    Section 14-2-851, but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders pursuant to Code Section 14-2-856 provides otherwise; or

               (3) In the case of advances for expenses, the director is entitled, pursuant to the articles of incorporation, bylaws, or any applicable resolution or agreement, to payment or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

          14-2-855. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

          (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of Code
               Section 14-2-851.

          (b)  The determination shall be made:

               (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

               (2) If a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

               (3)  By special legal counsel:

                    (A) Selected by the board of directors or its committee in the manner prescribed in paragraph (1) or (2) of this subsection; or

                    (B) If a quorum of the board of directors cannot be obtained under paragraph (1) of this subsection and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

               (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (b) of this Code section to select counsel.

          14-2-856. SHAREHOLDER APPROVED INDEMNIFICATION.

          (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part.

          (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

               (1) For any appropriation, in violation of his duties, of any business opportunity of the corporation;

               (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

               (3) For the types of liability set forth in Code Section 14-2-832; or

               (4) For any transaction from which he received an improper personal benefit.

          (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

               (1) The director furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection
                    (b) of this Code section; and

               (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Code section.

          14-2-857. INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

          Unless a corporation's articles of incorporation provide otherwise:

               (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852 and is entitled to apply for court ordered indemnification under Code Section 14-2-854, in each case to the same extent as a director; and

               (2) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

          14-2-858. INSURANCE.

          A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Code Section 14-2-851 or Code
Section 14-2-852.

          14-2-859. APPLICATION OF PART.

          (a) A provision treating a corporation's indemnification of or advance for expenses to directors that is contained in its articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise, is valid only if and to the extent the provision is consistent with this part. If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

          (b) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

     Articles of Incorporation Authority

          ARTICLE XI OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, PROVIDES:

          No Director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the types of liabilities set forth in
Section 14-2-832 [formerly Section 14-2-154] of the Georgia Business Corporation Code, or (iv) for any transaction from which the Director derived an improper personal benefit.

     Bylaw Authority

          ARTICLE VI OF THE COMPANY'S AMENDED AND RESTATED BYLAWS PROVIDES:

     Section 1. Action Against Directors. The Corporation shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual, made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director, against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     Section 2. Advance for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if:

          (a) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 above; and

          (b) The director furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

     The written undertaking required by paragraph (b) above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Item 7.   Exemptions from Registration Claimed

          Inapplicable.

Item 8.   Exhibits

          Exhibit   Description


          4.1       Amended and Restated Articles of Incorporation filed as
                    Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.


          4.2 Restated Bylaws, as amended, filed as Exhibit 3(D) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference.

          4.3 Form of Rights Agreement dated as of June 9, 1989, between the Registrant and Citizens and Southern Trust Company, filed as Exhibit 1 to Form 8-K dated June 9, 1989 and incorporated by reference herein.

          4.4 First Amendment dated June 12, 1992 to Rights Agreement dated June 9, 1989 between the Registrant and NationsBank of Georgia, Inc., N.A., successor to Citizens and Southern Trust Company, filed as Exhibit 4.1 on Form 10-Q for the quarter ended September 30, 1992 and incorporated by reference herein.

          4.5 Second Amendment dated July 24, 1992 to Rights Agreement dated June 9, 1989 between the Registrant and Trust Company Bank, successor to NationsBank of Georgia, Inc., N.A. and to Citizens and Southern Trust Company, filed as Exhibit
                    4.2 on Form 10-Q for the quarter ended September 30, 1992 and incorporated by reference herein.

          5.1       Opinion of King & Spalding.

          23.1      Consent of Deloitte & Touche LLP


          24.1      Power of Attorney (included on signature page).

          99.1 John H. Harland Company 1981 Incentive Stock Option Plan, as Extended.

          99.2      John H. Harland Company Employee Stock Purchase Plan.

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

     The financial statements and the related financial statement schedules of the Company incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in such Form 10-K (which report expresses an unqualified opinion and includes an explanatory paragraph as to the change in method of accounting for income taxes), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia on the 12th day of June, 1995.


                                 JOHN H. HARLAND COMPANY



                                 By:/s/ Robert R. Woodson
                                    ----------------------
                                        Robert R. Woodson
                                        Chairman, Chief Executive Officer
                                        and President



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Woodson and William M. Dollar and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacity indicated on the 12th day of June, 1995.


Signature                                     Title
- ---------                                     -----
/s/ Robert R. Woodson                         Chairman, Chief Executive Officer
- ---------------------------------------       and President (Principal Executive Officer)
Robert R. Woodson


/s/ William M. Dollar                         Vice President, Treasurer and
- --------------------------------------        Chief Financial Officer
William M. Dollar                             (Principal Financial and Accounting Officer)


/s/ Juanita P. Baranco                        Director
- --------------------------------------
Juanita P. Baranco

 Signature                                    Title
- ----------                                    -----
/s/ Lawrence L. Gellerstedt, Jr.              Director
- -----------------------------------------
Lawrence L. Gellerstedt, Jr.



/s/ Edward J. Hawie                           Director
- -----------------------------------------
Edward J. Hawie



/s/ John J. McMahon                           Director
- -----------------------------------------
John J. McMahon



/s/ G. Harold Northrop                        Director
- -----------------------------------------
G. Harold Northrop



/s/ H.G. Pattillo                             Director
- -----------------------------------------
H. G. Pattillo



/s/ Larry L. Prince                           Director
- -----------------------------------------
Larry L. Prince



/s/ John H. Weitnauer, Jr.                    Director
- -----------------------------------------
John H. Weitnauer, Jr.



/s/ Robert A. Yellowlees                      Director
- -----------------------------------------
Robert A. Yellowlees

EXHIBIT INDEX


Exhibit                             Description                                             Page No.
- -------                             -----------                                             --------
 4.1           Amended and Restated Articles of Incorporation, filed as
               Exhibit 3.1 to the Registrant's Annual Report on Form
               10-K for the year ended December 31, 1993, and
               incorporated herein by reference.

 4.2 Restated Bylaws, as amended, filed as Exhibit 3(D) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference.

 4.3 Form of Rights Agreement dated as of June 9, 1989, between the Registrant and Citizens and Southern Trust
               Company, filed as Exhibit 1 to Form 8-K dated June 9,
               989 and incorporated herein by reference.

 4.4 First Amendment dated June 12, 1992 to Rights Agreement dated June 9, 1989 between the registrant and NationsBank of Georgia, Inc., N.A. successor to Citizens and Southern Trust Company, filed as Exhibit 4.1 on Form
               10-Q for the quarter ended September 30, 1992 and incorporated herein by reference.

 4.5 Second Amendment dated July 24, 1992 to Rights Agreement dated June 9, 1989 between the Registrant and Trust
               Company Bank, successor to NationsBank of Georgia, Inc.,
               N.A. and to Citizens and Southern Trust Company, filed as Exhibit 4.2 on Form 10-Q for the quarter ended
               September 30, 1992 and incorporated herein by reference.

 5.1           Opinion of King & Spalding

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of King & Spalding (included in Exhibit 5.1)

24.1           Power of Attorney (included on signature page)





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



99.1           John H. Harland Company 1981 Incentive Stock Option
               Plan, as Extended

99.2           John H. Harland Company Employee Stock Purchase Plan





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